UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2020

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On September 14, 2020, Dunne Manning Inc. (“Dunne Manning”), an entity controlled by Joseph V. Topper, Jr., Chairman of the board of directors of the general partner (the “Board”) of CrossAmerica Partners LP (the “Partnership”), adopted a unit purchase plan designed to comply with Rules 10b5-1 and 10b-18 of the Securities Exchange Act of 1934, as amended, and the Partnership’s insider trading policies (the “10b5-1 Plan”). Dunne Manning is owned 100% by the Patricia Dunne Topper Trust for the Family of Joseph V. Topper, Jr. (the “Trust”), and Mr. Topper is its sole director. An entity affiliated with Mr. Topper indirectly owns 100% of the membership interests in the sole member of CrossAmerica GP LLC, the general partner of the Partnership. The 10b5-1 Plan received approval from the members of the Board who are not affiliated with either Dunne Manning or Mr. Topper.

Rule 10b5-1 permits insiders and other employees to adopt written, pre-arranged stock trading plans at a time when they are not in possession of material non-public information. Using these plans, they may spread stock trades over an extended period of time to reduce market impacts and avoid concerns about transactions occurring at a time when they might be in possession of material non-public information. In accordance with Rule 10b5-1, neither Mr. Topper nor Dunne Manning will have any discretion over the purchases made pursuant to the 10b5-1 Plan.

Under the 10b5-1 Plan, an agent for Dunne Manning is authorized to purchase up to 300,000 common units representing limited partner interests in the Partnership (the “Units”), subject to satisfaction of specified conditions.

It is expected that purchases under the 10b5-1 Plan will commence no earlier than October 14, 2020 and continue, unless the 10b5-1 Plan is terminated sooner in accordance with its terms, until December 31, 2021 or the date that an aggregate of 300,000 Units are purchased. Currently, the Trust and its affiliates, including Mr. Topper (the “Topper Group”), beneficially own a total of 18,521,871 Units, representing 48.9% of the Partnership’s outstanding Units. The 10b5-1 Plan does not allow the agent to purchase a number of Units for the account of Dunne Manning that would cause the Topper Group to reach or exceed 50% of the then outstanding Units.

Any transactions under the 10b5-1 Plan will be publicly disclosed in accordance with the applicable securities laws, rules and regulations. Except as may be required by law, the Partnership does not undertake to disclose Rule 10b5-1 plans that may be adopted by any other officers or directors in the future, or to report modifications or terminations of any such plans, whether or not the plan was publicly announced.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Keenan D. Lynch
	Name:	Keenan D. Lynch
	Title:	General Counsel and Corporate Secretary

Dated: September 17, 2020